Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”).

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED WITHIN THE UNITED STATES (AS DEFINED HEREIN) OR BY OR ON BEHALF OF A U.S. PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND EXEMPTIONS FROM APPLICABLE STATE SECURITIES LAWS, IN EACH CASE AFTER PROVIDING AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT: (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (B) IN A TRANSACTION OUTSIDE THE UNITED STATES MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. PRIOR TO THE COMPLETION OF ANY SUCH TRANSACTION PURSUANT TO THE FOREGOING CLAUSES (B) OR (C), THE TRANSFEROR SHALL DELIVER TO THE COMPANY A WRITTEN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSACTION IS IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS. HEDGING TRANSACTIONS WITH RESPECT TO THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE ARE PROHIBITED UNLESS THEY ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

Common Stock Purchase Warrant

NUZEE, INC.

Number of Warrant Shares: [___]	Issue Date: April 13, 2022

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [_____________] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 5:00 p.m. Eastern Time on the five-year anniversary of the Issue Date (the “Expiration Date”), to subscribe for and purchase from NuZee, Inc., a Nevada corporation (the “Company”), up to [___] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock.

The purchase price of one share of Common Stock under this Warrant shall be equal to $2.00, subject to adjustment hereunder (the “Exercise Price”). This Warrant shall initially be issued and maintained in certificated form.

Section 1.     Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Board” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Issue Date” means the date of issuance of this Warrant as indicated first above.

“Lock-up Agreement” means that certain lock-up agreement, dated on or about the Issue Date, between the Company and the Holder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Agreement” means that certain subscription agreement by and between the Company and the Holder pursuant to which the Holder purchased this Warrant and certain other securities of the Company.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

Section 2.   Exercise.

a) Exercise of Warrant. Subject to the other conditions herein, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the date hereof and on or before the Expiration Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(b) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b) Cashless Exercise. Notwithstanding Section 2(a) to the contrary, the Holder may elect to exercise all or a portion of its rights to acquire Warrant Shares without the payment of any additional consideration by means of a “cashless exercise” by executing and delivering to the Company a duly executed PDF copy submitted by e-mail (or e-mail attachment) of a Notice of Exercise with the cashless exercise procedure specified in such Notice of Exercise. If the Holder elects to pay the Exercise Price through a cashless exercise, the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Common Stock under the following formula:

X = (Y * (A – B)) / A

Where,

X = the total number of Warrant Shares to be issued pursuant to this Section 2(b).

Y = the total number of Warrant Shares the Holder elects to exercise.

A = the Fair Market Value (as defined below) of one Warrant Share at the time the election is made pursuant to this Section 2(b).

B = the Exercise Price, as adjusted hereunder.

For purposes of this Warrant, “Fair Market Value” is defined as follows:

i. if the Common Stock is traded on a Trading Market, the value shall be deemed to be the closing price on such Trading Market on the Trading Day immediately preceding the date that the Notice of Exercise is deemed to be delivered pursuant to this Section 2(b) and Section 8(g) in connection with the exercise of the Warrant; or

ii. if the Common Stock is not then traded on a Trading Market and if the Common Stock is actively traded over-the-counter on any tier of the OTC Markets or any successor over-the-counter market, the value shall be deemed to be the closing bid on the Trading Day immediately preceding the date that the Notice of Exercise is deemed to be delivered pursuant to this Section 2(b) and Section 8(g) in connection with the exercise of the Warrant; provided, however, if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board. In making any such determination of Fair Market Value, the Board may employ other outside experts and independent consultants at the expense of the Company to assist in the valuation process and shall be fully justified in relying on the statements, findings or opinions of any such experts selected with reasonable care. In connection with the determination of Fair Market Value, the Board and any such outside experts and independent consultants shall permit the Holder to present written, oral and such other information deemed relevant by the Holder as to the determination of Fair Market Value, and the Board and all such experts and consultants shall consider such evidence in good faith.

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c) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. Upon any valid exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder as soon as practicable or in the case of uncertificated Warrant Shares, the Company’s stock ledger shall be updated to reflect the issuance of such Warrant Shares as soon as practicable. Upon delivery of the Notice of Exercise pursuant to Section 8(g), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within two (2) Trading Days, unless the Company reasonably objects to the Notice of Exercise delivered by such Holder pursuant to Section 2(a).

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

iv. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d) No Registration Under Securities Act. Notwithstanding any provision hereof to the contrary, this Warrant may not be exercised within the United States, or by or on behalf of a “U.S. Person” (as defined in Regulation S under the Securities Act), nor will certificates representing Common Stock issuable upon exercise of this Warrant be delivered in the United States, except pursuant to an exemption from the registration requirements of the Securities Act and exemptions from applicable state securities laws. The Holder or any other Person who proposes to exercise this Warrant shall provide to the Company, as contemplated in the Notice of Exercise, either (i) a written certification that, among other things, this Warrant is not being exercised within the United States or by or on behalf of a U.S. Person, (ii) a written opinion of counsel or other evidence satisfactory to the Company to the effect that the issuance of Warrant Shares upon exercise of this Warrant is not required to be registered under the Securities Act and applicable state securities laws, or (iii) a written confirmation by the person exercising this Warrant that it is the original purchaser thereof and reaffirming, as of the date of such exercise, the representations, warranties, and agreements made by it in the Subscription Agreement pursuant to which it purchased this Warrant, including all representations and warranties with respect to the acquisition of Warrant Shares upon exercise of this Warrant. In support of the foregoing representations and warranties thereof, the Holder agrees to execute an investment representation statement in a form reasonably requested by the Company as a condition to the exercise of this Warrant. Common Stock issuable upon exercise of this Warrant by a person in the United States or by or on behalf of a U.S. Person may, if so determined by the Company in its sole discretion, bear a legend restricting transfer.

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Section 3.   Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution

c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

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d) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (D) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, or redemption or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, or redemption are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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f) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board.

Section 4.   Purchase and Transferability of Warrant Shares. With respect to any offer, sale, or other disposition of this Warrant or the Warrant Shares, Holder by acceptance hereof agrees to be bound by the restrictions set forth in this Warrant, specifically:

a) Without limiting any other provision of this Warrant, no exercise of the Warrant into any equity securities of the Company will be made unless the Company determines (acting in a commercially reasonable manner) that such exercise can be made under exemptions from registration or qualification of such exercise under applicable securities laws.

b) Holder represents and agrees that this Warrant and the Warrant Shares issuable upon exercise of this Warrant are and will be purchased only for investment, for Holder’s own account, and without any present intention to sell or distribute this Warrant or the Warrant Shares. Holder further acknowledges that the Warrant Shares will not be issued unless the issuance and delivery of the Warrant Shares shall comply with all relevant provisions of law, and other applicable federal and state securities laws and regulations.

c) Holder acknowledges and agrees that this Warrant and the Warrant Shares have not been and will not be registered under the Securities Act and, accordingly, will not be transferable except as permitted under the various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act, and subject to the other conditions herein. Holder further acknowledges and agrees that only the Company may file a registration statement with the Commission and the Company is under no obligation to do so with respect to the Warrant Shares, nor does it have any obligation to file any other disclosure statement with the Commission with respect thereto.

Section 5.    Representations of Holder.

a) The Holder reaffirms, as of the date hereof, the representations, warranties and covenants made by it in the Subscription Agreement.

b) The Holder further represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring is being acquired for, and will be held for, its account only. The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, on the basis that no distribution or public offering of the securities of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention. The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares of the Company, or to comply with any exemption from such registration. The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the availability of certain current public information about the Company and the resale following the required holding period under Rule 144. The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder, if any, may bear the following legend:

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THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

Section 6.   Assignment of Warrant. The Holder may not transfer this Warrant to a third party without the prior written consent of the Company.

Section 7.   Term and Termination. The term of this Warrant shall be for five years, commencing on the Issue Date and ending at 5:00 p.m. Eastern Time on the Expiration Date.

Section 8.    Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2, except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(b), in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which may require the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

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d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws.

f) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

g) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 1401 Capital Avenue, Suite B, Plano, Texas, 75074, Attention: Chief Financial Officer, email address: [***], or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder including, without limitation, any Notice of Exercise, shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

h) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

i) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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j) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

l) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

n) Counterparts and Facsimile Signatures. This Warrant may be executed manually or by facsimile or electronic signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Warrant as of the Issue Date first written above.

HOLDER:	COMPANY:

[Name]	NUZEE, INC.

By:	By:
Name:	Name:	Masateru Higashida
Title:	Title:	Chief Executive Officer

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO: Nuzee, inc.

Attention: Patrick Shearer, Chief Financial Officer

Email address: [***]

The undersigned hereby elects to purchase __________ shares of Common Stock of NuZee, Inc. pursuant to the terms of the foregoing Warrant. In connection with such exercise, the undersigned (check the ONE box applicable):

☐	tenders herewith payment of the Exercise Price in full by wire transfer of immediately available funds or cashier’s check drawn on a United States bank to the Company’s account; OR

☐	elects to exercise this Warrant pursuant to the terms of the cashless exercise procedure contained in Section 2(b) of the Warrant.

Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

The undersigned holder hereby represents, warrants and certifies as of the date hereof as follows (check the ONE box applicable):

☐	The undersigned (i) at the time of exercise of this Warrant is not in the United States; (ii) is not a “U.S. Person”, (iii) is not exercising this Warrant on behalf of a “U.S. Person”; and (iv) did not execute or deliver this Notice of Exercise in the United States. “United States” and “U.S. Person” are as defined by Regulation S under the Securities Act; OR

☐	The undersigned certifies that an exemption from registration under the Securities Act and any applicable state securities laws is available, and attached hereto is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of this Warrant must be in form and substance satisfactory to the Company; OR

☐	The undersigned certifies that the undersigned is the original purchaser of this Warrant being exercised and confirms as of the date hereof, the representations, warranties and agreements made by the undersigned in the Subscription Agreement pursuant to which such Warrant(s) was acquired by it, including all representations and warranties with respect to the acquisition of Warrant Shares upon exercise of this Warrant.

The undersigned holder hereby further represents, warrants and certifies as of the date hereof that the Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

In support of the foregoing representations and warranties, the undersigned agrees to execute an investment representation statement in a form reasonably requested by the Company as a condition to the exercise herein noticed.

(Signature)

Date: